Exhibit 10.2

SECOND AMENDMENT TO 200 PINE STREET OFFICE LEASE

This Second Amendment to 200 Pine Street Office Lease (“Second Amendment”) is made and entered into as of October 25, 2023 (“Effective Date”) by and between M & E, LLC, a California limited liability company (“Landlord”), and Jaguar Health, Inc. a Delaware corporation (“Tenant”). Landlord and Tenant are sometimes individually referred to as a “Party” and sometimes collectively referred to as “Parties.”

RECITALS

A.            Landlord owns the commercial mixed-use building located at 200 Pine Street, San Francisco, California (“Building”).

B.            Landlord and Tenant entered into the 200 Pine Street Office entered into as of March 15, 2021 (“Original Lease”) by which Landlord leased to Tenant that portion of the Building located on the fourth (4th) and sixth (6th) floors of the Building and known as Suite 400 and Suite 600, as depicted on Exhibit A to the Original Lease. Since the Original Lease was executed, the Building was remeasured so that the total Rentable Area of the Building is 10,992 RSF. In calculating the Monthly Basic Rental in the chart in Paragraph 7 of this Second Amendment,

(i)             For Suite 400 the Rentable Area of 5,735 square feet was used, as determined from the remeasurement of the Building; and

(ii)            For Suite 600, the Rentable Area of 5,263 square feet was used, as stated in the Original Lease The Monthly Basic Rental for Suite 600 was determined by taking 50% of the Monthly Basic Rental as indicated in the chart in Paragraph 3 of the First Amendment.

C.            The Parties entered into the First Amendment to Lease (“First Amendment”) as of December 24, 2021, which First Amendment modified the Commencement Date to be December 22, 2021, the Rent Commencement Date to be March 1, 2022, and the Expiration Date to be February 28, 2025.

D.            The Original Lease, as amended by the First Amendment and this Second Amendment, is referred to as the “Lease.”

E.            The Parties enter into this Second Amendment to accomplish the following:

(i)            Tenant’s occupancy of Suite 400 and Suite 600 will continue under the terms of the Original Lease as amended by the First Amendment and this Second Amendment;

(ii)            Tenant’s occupancy of Suite 600 will have an Expiration Date of February 28, 2025; and

(iii)           Tenant’s occupancy of Suite 400 will have a Commencement Date of September 1, 2023 and will have an Expiration Date of August 31, 2030.

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The Parties enter into this Second Amendment to amend following terms of the Original Lease.

TERMS OF SECOND AMENDMENT

1.            Recitals. The Recitals are incorporated into these Terms of Second Amendment as though each Recital was restated in full in these Terms of Second Amendment.

2.            Base Year: Section 1.2 of the Original Lease titled “Base Year” is deleted in its entirety and is replaced by the following:

The Base Year for Suite 600 is the calendar year of 2022.

The Base Year for Suite 400 is the calendar year of 2024.

3.            Expiration Date. Section 1.8 of the Original Lease titled “Expiration Date” as amended by the First Amendment is further amended to read as follows:

The Expiration Date for Suite 600 is February 28, 2025.

The Expiration Date for Suite 400 is August 31, 2030.

4.            Landlord’s Notice Address. Section 1.13 of the Original Lease titled “Landlord’s Notice Address” is deleted in its entirety and is replaced with the following:

1.13 Landlord’s Notice Address. c/o Transwestern, 123 Mission Street, Suite 1180, San Francisco, CA 94105, Attn. Somia Shaikh, Property Manager, Direct: 415.489.1750; email: Somia.Shaikh@transwestern.com, or such other address as Landlord shall designate from time to time.

5.            Tenant’s Proportionate Share. Section 1.21 of the Original Lease titled “Tenant’s Proportionate Share” is deleted in its entirety and is replaced by the following:

1.21 Tenant’s Proportionate Share: Suite 400 is 12.58% (5,735 RSF of Suite 400 / 45,591 RSF of the Building) and Suite 600 is 12.87% (50% of Tenant’s Proportionate Share of 25.74% as stated in Section 1.21 of the Original Lease).

6.            Option to Renew.

(a)            Section 3.3 of the Original Lease titled “Option to Renew” is amended by striking the words “three (3)” in the third line of the first paragraph in Section 3.3 and replacing these stricken words with “five (5).”

(b)            This Option to Renew shall apply separately to Tenant’s occupancy of only Suite 400 and not to Suite 600.

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7.            Monthly Basic Rental. The Monthly Basic Rental chart depicted in Paragraph 3 of the First Amendment is deleted in its entirety and is replaced by the following:

	SUITE 400		SUITE 600
MONTHLY PERIOD	Annual Rent/RSF	Monthly Basic Rental	Annual Rent/RSF	Monthly Basic Rental	TOTAL MONTHLY BASIC RENTAL
9/1/2023 - 2/29/2024	$36.80	$17,587.33	$49.44	$21,683.56	$39,270.89
3/1/2024 - 8/31/2024	$36.80	$17,587.33	$50.92	$22,334.07	$39,921.40
9/1/2024 - 2/28/2025	$37.90	$18,114.95	$50.92	$22,334.07	$40,449.02
3/1/2025 - 8/31/2025	$37.90	$18,114.95			$18,114.95
9/1/2025 - 8/31/2026	$39.04	$18,658.40			$18,658.40
9/1/2026 - 8/31/2027	$40.21	$19,218.15			$19,218.15
9/1/2027 - 8/31/2028	$41.42	$19,794.70			$19,794.70
9/1/2028 - 8/31/2029	$42.66	$20,388.54			$20,388.54
9/1/2029 - 8/31/2030	$43.94	$21,000.20			$21,000.20

8.            Rebate of Overpayment of Rent. As indicated in the above chart, Tenant overpaid the Monthly Basic Rental due for the month of September 2023 by Four Thousand Ninety-Six and 33/100 Dollars ($4,096.23) ($21,683.56 - $17,587.33). Landlord shall rebate this overpayment to Tenant or credit to this overpayment to Tenant’s account as Landlord elects. If Tenant overpays the Monthly Basic Rent for the month of October 2023, Landlord shall likewise rebate or credit this overpayment to Tenant or to Tenant’s account.

9.            Tenant Improvement Allowance.

(a)            Landlord shall provide Tenant with a Tenant improvement Allowance (“TIA”) of not to exceed Eighty-Six Thousand Twenty-Five Dollars ($86,025) ($15.00 per RSF x 5,735 RSF) beginning on March 1, 2025. Such TIA shall be reimbursed to Tenant for work completed in Suite 400 by Tenant or applied towards work completed by Landlord at Tenant’s request.

(b)            Within thirty (30) days after receipt of a request for disbursement from Tenant, Landlord shall disburse a portion of the TIA (up to the whole thereof) to Tenant for reimbursement to Tenant for Hard Costs actually paid by Tenant to contractors, subcontractors, materialmen and suppliers with respect to the Tenant Improvements theretofore completed or services performed or supplies furnished in connection therewith.

(c)            Landlord shall have no obligation to make any disbursement from the TIA if Tenant is in default of this Lease on the date of disbursement. Furthermore, Landlord’s obligation to make a disbursement from the TIA shall be subject to Landlord’s receipt of:

(i)            a request for such disbursement from Tenant signed by an authorized officer of Tenant;

(ii)           copies of paid invoices or other evidence reasonably satisfactory to Landlord of the Hard Costs actually paid or to be paid from proceeds by Tenant;

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(iii)          copies of all contracts, work orders, change orders and other materials relating to the work or materials which is the subject of the requested disbursement;

(iv)         a certificate of Tenant’s independent licensed architect stating, in his opinion, that the Tenant Improvements were performed in a good and workmanlike manner and substantially in accordance with the final detailed plans and specifications for such Tenant Improvements, as approved by Landlord;

(v)          no lien on account of work done for or materials furnished to Tenant or any of its contractors or subcontractors shall have been filed against any of the Property and not have been paid or bonded and, in either event, discharged of record; and

(vi)         lien waivers from the general contractor and all subcontractors and materialmen involved in the Tenant Improvements and any other work performed on the Premises.

(d)            In no event shall the aggregate amount paid by Landlord to Tenant under this Section exceed the amount of the TIA. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Tenant Improvements, whether or not the TIA is sufficient to fund such completion. Any costs to complete the Tenant Improvements in excess of the TIA shall be the sole responsibility and obligation of Tenant.

(e)            All Tenant Improvements shall comply with the applicable terms of the Lease, including, but not limited to, Section 13 of the Original Lease titled “Alterations.”

10.            Security Deposit. Pursuant to the Original Lease, Landlord currently is holding a cash Security Deposit in the amount of Forty-Four Thousand Six Hundred Sixty-Eight and 13/100 Dollars ($44,668.13) which Landlord will continue to hold throughout the Term of this Lease. No portion of the Security Deposit shall be returned to Tenant at the end of the Term of the Lease for Suite 600.

11.            Brokerage Commission. Upon full execution of a Lease Amendment between Landlord and Tenant, Tenant’s representative, Recreate (“Tenant’s Broker”) shall earn and be due a commission , in an amount equal to $3.00 per RSF per year of the Lease Term not to exceed $15.00 per RSF commissions due for any partial Lease years shall be prorated. Such commission shall be paid 50% no later than January 31, 2024 and 50% no later than March 31, 2025 provided Tenant is not in default of the Lease at the time.

12.            Lease Remains in Effect. Except as amended by this Second Amendment, the terms of the Original Lease, as previously amended by the First Amendment, remain in effect.

13.            Conflict in Terms. If there is any conflict between the terms of this Second Amendment and the terms of the Original Lease, as amended by the First Amendment, the terms of this Second Amendment shall control.

14.            Reliance on Counsel. In entering into this Second Amendment, each Party has had the opportunity to rely upon the advice of its attorney or its consultants and has not relied upon any representation of law or fact by the other Party. It is further acknowledged by each Party that the Party executing this Second Amendment:

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(a)            Fully understands and voluntarily accepts the terms, meaning, and significance of this Second Amendment;

(b)            Has had ample time to obtain all of the legal advice that the Party deems necessary; and

(c)            Has had ample time to review this Second Amendment.

15.            Execution. This Second Amendment may be executed in multiple counterparts, all of which shall constitute one and the same Second Amendment. Delivery of an executed counterpart of this Second Amendment by email or by electronic means (e.g., DocuSign) shall be as effective as delivery of a manually executed counterpart of this Second Amendment. This Second Amendment may be executed by a Party’s signature transmitted by email, and copies of this Second Amendment executed and delivered by means of signatures sent by email or electronic means shall have the same force and effect as copies executed and delivered with original signatures.

16.            Cooperation. The Parties to this Second Amendment will cooperate in all manners necessary to effectuate the terms of this Second Amendment including, but not limited to, executing all necessary documents.

17.            Interpretation. No provision of this Second Amendment is to be interpreted for or against any Party because that Party, or that Party’s representative, drafted such provision.

The remainder of this page is intentionally left blank. Signature page follows.

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LANDLORD	TENANT

M&E LLC,	Jaguar Health, Inc.
a California limited liability company	A Delaware corporation

/s/ Caroline Sze	/s/ Lisa Conte
By: Caroline Sze	By: Lisa Conte
Its: Manager	Its: Chief Executive Officer

Signature Page	Second Amendment to 200 Pine Street Office Lease for Jaguar Health, Inc.